                                                    Exhibit 10.16





                                 February 6, 1996





Mr. Lawrence M. Nagin
3508 Reservoir Road, N.W.
Washington, D.C.  20007

Dear Larry:

     This letter confirms that in connection with the Employment
Agreement dated as of February 6, 1996 between USAir, Inc. (the
"Company") and you, the Company has agreed to provide you with the additional benefits described herein.

     The Company will provide you with relocation assistance in the form of (1) payment of the remaining obligations under your lease in Chicago, (2) reimbursement for reasonable living expenses for living accommodations near the Company's headquarters, and (3) reimbursement for moving household goods and reasonable storage. You will also receive other relocation assistance in accordance with the Company's Executive Relocation and Housing Assistance Guidelines. Payments for such relocation assistance will be "grossed up" for all applicable tax liability. Any such "gross up" payments will be made as soon as practicable, but not later than September 30, 1996.

     While employed by the Company, you will be reimbursed for reasonable expenses incurred for tax return preparation up to an annual maximum of $10,000.

     Reimbursement will be made as expenses are incurred upon your submission of appropriate documentation.

     In the event USAir Group, Inc. ("Group") for any reason is unable to award you the stock options described in our February 5, 1996 letter agreement, Group and/or the Company will award you a substitute award, reasonably acceptable to you, with value and terms substantially identical to the value and terms such options would have had.




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
Mr. Lawrence M. Nagin
February 6, 1996




     Please indicate with your signature below if the foregoing accurately sets forth our agreement on the subject matter hereof.


                              Sincerely yours,

                              /s/Michelle V. Bryan

                              Michelle V. Bryan
                              Vice President, Deputy
                               General Counsel and
                                 Secretary



Agreed:


/s/Lawrence M. Nagin
________________________
   Lawrence M. Nagin
























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